Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com
PMC Commercial Trust Announces Fourth Quarter and Year-End Results
PMC Commercial Trust
NYSE ALTERNEXT US (Symbol PCC)
www.pmctrust.com

Dallas, TX	March 12, 2009
PMC Commercial Trust (NYSE ALTERNEXT US: PCC) announced fourth quarter and year-end results today. Net income for the fourth quarter of 2008 was $2,291,000, or $0.21 per share, compared to $2,648,000, or $0.24 per share, for the fourth quarter of 2007. Income from continuing operations for the fourth quarter of 2008 was $2,285,000, or $0.21 per share, compared to $2,167,000, or $0.20 per share, for the fourth quarter of 2007.
For the year ended December 31, 2008, net income was $9,806,000, or $0.91 per share, compared to $13,135,000, or $1.22 per share, during 2007. Income from continuing operations in 2008 was $9,022,000, or $0.84 per share, compared to $12,094,000, or $1.12 per share, during 2007.
Quarterly Operating Results
•
Revenues decreased by $790,000 when comparing the fourth quarter of 2008 to the fourth quarter of 2007 due primarily to a reduction in (1) income from retained interests in transferred assets (“Retained Interests”) resulting from the reduced outstanding balance of our Retained Interests and (2) interest income resulting from decreases in variable interest rates.

•
Expenses decreased by $997,000 during the fourth quarter of 2008 compared to the fourth quarter of 2007 due primarily to a reduction in (1) interest expense resulting from decreases in variable interest rates and (2) salaries and related benefits due to our cost reduction initiatives and a decrease in bonus expense.

•	In addition to the changes in continuing operations described above, net income during the fourth quarter of 2007 included recognition of $443,000 in gains that had previously been deferred.
•
In October 2008, as a result of economic conditions, we announced cost reduction initiatives. These initiatives included streamlining our sales, credit and servicing, as well as outsourcing some functions. The plan resulted in severance related charges of $235,000 during the fourth quarter of 2008.

Year-to-Date Operating Results
•	Total revenues during 2008 decreased $4,178,000 (15%) from 2007 primarily due to reductions in income from Retained Interests and interest income.
•
Income from Retained Interests decreased $2,078,000 (25%) during 2008 due primarily to the continued run-off of the underlying loans causing a reduction in our investment in Retained Interests and a decrease in unanticipated prepayment fees.

•	Interest income decreased $1,925,000 (12%) during 2008 due primarily to decreases in variable interest rates.
•	Our cost reduction initiatives resulted in severance related charges of $1,808,000 during 2008. Annual cost savings of $1.0 million are anticipated as a result of these cost reduction initiatives.
Interest Rate Sensitivity
•	Approximately 78% of our loans receivable at December 31, 2008 were based on LIBOR or the prime rate.
•
The average 90-day LIBOR, on which we base the interest rate we charge on our LIBOR-based loans, decreased to 3.5% during 2008 from 5.3% during 2007. The LIBOR base rate was 1.44% commencing January 1, 2009.

PMC COMMERCIAL TRUST	Earnings Press Release	March 12, 2009
Financial Position
•	Total assets were approximately $227.5 million at December 31, 2008 compared to approximately $231.4 million at December 31, 2007 and approximately $228.3 million at September 30, 2008.
•
Total serviced loan portfolio was approximately $275.5 million at December 31, 2008 compared to approximately $326.4 million at December 31, 2007 and approximately $287.3 million as of September 30, 2008.

•
Outstanding retained loan portfolio was approximately $180.6 million at December 31, 2008 compared to approximately $166.4 million at December 31, 2007 and approximately $186.7 million as of September 30, 2008.

•
The structured notes payable of two special purpose entities were repaid during 2008. As a result, approximately $21.4 million of loans previously included within our securitized portfolio were included in our retained portfolio.

Originations and Prepayments
•	During 2008, we funded approximately $34.6 million of loans.
•	We anticipate that 2009 aggregate loan funding will range between $20 million to $30 million, and is anticipated to be almost exclusively through SBA 7(a) loan originations.
•	Principal prepayments on our retained portfolio were $27.9 million during 2008 compared to $26.5 million during 2007.
•	Prepayments of our serviced portfolio were $68.6 million during 2008 compared to $84.1 million during 2007.
•
We believe that the credit market disruptions have had a moderating effect on our prepayment activity. As a result, we anticipate that 2009 loan prepayments will be significantly below the 2008 levels. In 2009, we have not had any prepayments of our retained loans.

Liquidity
•
We have not sold any SBA 7(a) loans into the secondary market since the third quarter of 2008 when the market softened and the prices were below what we felt were reasonable. As such, as of December 31, 2008 and February 28, 2009, we have fully funded SBA 7(a) loans of $4.0 million and $5.7 million, respectively, of which the guaranteed portion of $3.0 million and $4.3 million, respectively, remain available to be sold.

•	Our $45 million revolving credit facility, which matures December 31, 2009, had $22.7 million outstanding at December 31, 2008 and $27.8 million at February 28, 2009.
Lance B. Rosemore, Chairman of the Board of Trust Managers, stated, “We have positioned the company to remain profitable and to survive even in this challenging environment. As you are aware, in 2008 we made some hard decisions to further position us to react to the economic uncertainties, including our cost cutting initiatives which streamlined operations and reduced ongoing costs. Our conservative underwriting is reflected in our continued positive portfolio performance.
‘We continue to face challenging economic conditions including the lack of reasonably priced leverage which severely restricts our activities. We are concentrating on SBA 7(a) lending and are starting to see better market pricing for the guaranteed portion of our loans. The government is rolling out programs to help secondary market liquidity and we are hopeful that these programs will help the economy recover.
‘Until liquidity returns, we will continue to maintain our conservative operating approach while continuing to explore all strategic alternatives that may be available.”

PMC COMMERCIAL TRUST	Earnings Press Release	March 12, 2009
The following tables contain comparative selected financial data:
FINANCIAL POSITION INFORMATION
(In thousands, except per share data)

	December 31,	September 30,	December 31,
	2008	2008	2007
Loans receivable, net	$179,807	$186,190	$165,969
Retained interests in transferred assets	$33,248	$33,384	$48,616
Total assets	$227,524	$228,314	$231,420
Debt	$61,814	$60,585	$62,953
Total beneficiaries’ equity	$153,462	$155,893	$156,354
Shares outstanding	10,695	10,782	10,765
Net asset value per share	$14.35	$14.46	$14.52

PMC COMMERCIAL TRUST	Earnings Press Release	March 12, 2009
RESULTS OF OPERATIONS
COMPARED TO PRIOR YEAR
(Dollars in thousands, except per share information)

	Years Ended December 31,
	2008	2007
Income:
Interest income	$14,540	$16,465
Income from Retained Interests	6,365	8,443
Other income	2,212	2,387

Total income	23,117	27,295

Expenses:
Interest	3,909	5,403
Salaries and related benefits	4,705	5,058
General and administrative	2,304	2,717
Severance and related benefits	1,808	—
Impairments and provisions	960	1,449

Total expenses	13,686	14,627

Income before income tax provision, minority interest, and discontinued operations	9,431	12,668

Income tax provision	(319)	(484)
Minority interest (preferred stock dividend of subsidiary)	(90)	(90)

Income from continuing operations	9,022	12,094

Discontinued operations	784	1,041

Net income	$9,806	$13,135

Basic weighted average shares outstanding	10,767	10,760

Basic and diluted earnings per share:
Income from continuing operations	$0.84	$1.12
Discontinued operations	0.07	0.10

Net income	$0.91	$1.22

PMC COMMERCIAL TRUST	Earnings Press Release	March 12, 2009
RESULTS OF OPERATIONS
COMPARED TO PRIOR QUARTERS
(Dollars in thousands, except per share information)

	Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007

Income:
Interest income	$3,654	$3,601	$4,056
Income from Retained Interests	1,122	1,047	1,789
Other income	625	432	346

Total income	5,401	5,080	6,191

Expenses:
Interest	814	930	1,312
Salaries and related benefits	953	1,161	1,484
General and administrative	510	671	838
Severance and related benefits	235	1,573	—
Impairments and provisions	469	102	344

Total expenses	2,981	4,437	3,978

Income before income tax provision, minority interest, and discontinued operations	2,420	643	2,213

Income tax provision	(113)	(33)	(23)
Minority interest (preferred stock dividend of subsidiary)	(22)	(23)	(23)

Income from continuing operations	2,285	587	2,167

Discontinued operations	6	16	481

Net income	$2,291	$603	$2,648

Basic weighted average shares outstanding	10,754	10,782	10,765

Basic and diluted earnings per share:
Income from continuing operations	$0.21	$0.06	$0.20
Discontinued operations	—	—	0.04

Net income	$0.21	$0.06	$0.24

PMC COMMERCIAL TRUST	Earnings Press Release	March 12, 2009
REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Years Ended December 31,
	2008	2007	2006
	(In thousands)

Net income	$9,806	$13,135	$15,684
Book/tax difference on depreciation	(60)	(65)	(277)
Book/tax difference on property sales	(784)	236	171
Book/tax difference on Retained Interests, net	57	1,631	1,973
Severance accrual	1,596	—	—
Impairment losses	—	233	43
Book/tax difference on rent and related receivables	—	(1,152)	925
Book/tax difference on amortization and accretion	(345)	(239)	(641)
Asset valuation	430	(299)	(890)
Other book/tax differences, net	(177)	189	(59)

	10,523	13,669	16,929

Less: taxable REIT subsidiaries net income, net of tax	(587)	(852)	(1,280)
Dividend distribution from taxable REIT subsidiary	2,000	—	—

REIT taxable income	$11,936	$12,817	$15,649

Distributions declared	$10,908	$12,915	$13,975

Common shares outstanding	10,767	10,760	10,748

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS SHARES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. THE COMPANY’S ABILITY TO MEET TARGETED FINANCIAL AND OPERATING RESULTS, INCLUDING LOAN ORIGINATIONS, OPERATING INCOME, NET INCOME AND EARNINGS PER SHARE DEPENDS ON A VARIETY OF ECONOMIC, COMPETITIVE, AND GOVERNMENTAL FACTORS, INCLUDING CHANGES IN REAL ESTATE MARKET CONDITIONS, CHANGES IN INTEREST RATES AND THE COMPANY’S ABILITY TO ACCESS CAPITAL UNDER ITS CREDIT FACILITY OR OTHERWISE, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL AND WHICH ARE DESCRIBED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGES IN EXPECTATIONS, SUBSEQUENT EVENTS OR CIRCUMSTANCES.